Exhibit 10.28
FIRST AMENDMENT TO
SECURED TERM LOAN AGREEMENT
     This FIRST AMENDMENT TO SECURED TERM LOAN AGREEMENT (this “First Amendment”) is made and entered into as of the 25th day of September, 2008, by and among FIRST POTOMAC REALTY INVESTMENT LIMITED PARTNERSHIP, a Delaware limited partnership (the “Borrower”) and KEYBANK NATIONAL ASSOCIATION., as Lender and Administrative Agent (“KeyBank”).
     WHEREAS, the Borrower and KeyBank are party to that certain Secured Term Loan Agreement dated as of August 11, 2008 (as the same may be amended and in effect from time to time, the “Credit Agreement”), pursuant to which the Lender has extended credit to the Borrower on the terms set forth therein; and
     WHEREAS, KeyBank and the Borrower wish to make an amendment to the Credit Agreement so as to update the procedure for removing Eligible Borrowing Base Properties;
     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1. Definitions. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.
     2. Amendment and Restatement of Section 8.13(a)(ii) of the Credit Agreement. Section 8.13(a)(iil of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“At any time and from time to time but only for so long as no Default or Event of Default shall then exist, the Borrower may notify Agent, in writing (each, a “Release Notice”), that the Borrower would like one (1) or more Eligible Borrowing Base Properties to be removed from the Borrowing Base Pool. Such Release Notice shall be accompanied by a Certificate of Compliance in the form of Exhibit C, evidencing compliance with § 10 and certifying as to no Default or Event of Default after giving effect to the requested release. Upon the Agent’s receipt of, and satisfaction with, such Release Notice and Compliance Certificate, and the written consent of the Majority Lenders to the release specified in such Release Notice, such Eligible Borrowing Base Properties (each, a “Released Property”) shall be removed from the Borrowing Base Pool and any Subsidiary Guarantor which is the owner of a Released Property (and is not the owner of any other Eligible Borrowing Base Property) shall be released from its obligations under the Subsidiary Guaranty.”
     3. Condition to Effectiveness. This First Amendment shall become effective upon receipt by KeyBank of this First Amendment duly and properly authorized, executed and delivered by the Borrower and KeyBank.

     4. Representations and Warranties. The Borrower represents and warrants to KeyBank as follows:
          (a) The execution, delivery and performance of this First Amendment hereby (i) are within the corporate, partnership or other authority of the Borrower, (ii) have been duly authorized by all necessary corporate or partnership proceedings, (iii) do not conflict with or result in any material breach or contravention of any provision of law, statute, rule or regulation to which the Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower so as to materially adversely affect the assets, business or any activity of the Borrower, and (iv) do not conflict with any provision of the charter, articles, bylaws, operating agreement, partnership agreement or any similar agreement of the Borrower or any agreement or other instrument binding upon the Borrower.
          (b) The execution, delivery and performance of this First Amendment will result in valid and legally binding obligations of the Borrower enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief or other equitable remedy is subject to the discretion of the court before which any proceeding therefor may be brought.
          (c) The execution, delivery and performance by the Borrower of this First Amendment and the transactions contemplated hereby do not require any approval or consent of, or filing with, any governmental agency or authority.
     5. Ratification, etc. Except as expressly amended hereby, the Credit Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. This First Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement, any other Loan Document or any agreement or instrument related to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by all amendments, including this First Amendment.
     6. GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     7. Counterparts. This First Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument.
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     IN WITNESS WHEREOF, each of the undersigned has duly executed this First Amendment to Secured Term Loan Agreement as of the date first set forth above,

BORROWER: FIRST POTOMAC REALTY INVESTMENT LIMITED PARTNERSHIP
By:	First Potomac Realty Trust, its sole general partner

By:	/s/ Barry H. Bass
	Name:	Barry H. Bass
	Title:	Chief Financial Officer and Executive Vice President

LENDER AND ADMINISTRATIVE AGENT: KEYBANK NATIONAL ASSOCIATION

By:	/s/ Jason K. Weaver
Name: Jason K. Weaver
Title: Senior Vice President